UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2004

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Luminex Corporation (the “Company”) announced in a press release dated October 22, 2004 that it had entered into an Employment Agreement, effective as of October 25, 2004 (the “Employment Agreement”), with Gregory J. Gosch. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Employment Agreement under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced in a press release dated October 22, 2004 that, effective October 25, 2004, Gregory J. Gosch, age 41, will join the Company as its Vice President, Marketing, reporting directly to Patrick J. Balthrop, the Company’s Chief Executive Officer. Mr. Gosch was most recently Senior Director, Sales and Marketing for Nanogen, Inc., a provider of molecular diagnostics instrumentation and reagents to clinical labs. Prior to joining Nanogen, Mr. Gosch served in a variety of sales and marketing roles with Chiron Corporation, a biotech company, Meridian Diagnostics, a manufacturer of life-sciences diagnostic tools and products, and Bio-Rad Laboratories, a life-sciences research and diagnostic company.

The Employment Agreement has an initial term of one year, and automatically renews for successive one year terms thereafter unless either party provides a notice of non-renewal at least sixty days prior to the end of the initial term or any renewal term thereafter. Pursuant to the Employment Agreement, Luminex agreed to pay Mr. Gosch an annual salary of $185,000. The Company also agreed to grant Mr. Gosch an option to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant in connection with his hiring. The option will vest and become exercisable over four years, with 25% becoming exercisable upon the one year anniversary of the date of [employment] and the remainder of such option vesting ratably on a monthly basis over the next three years. Upon a change in control, as defined in the Employment Agreement, all unvested option or other restricted shares held by Mr. Gosch will immediately become vested and exercisable.

Pursuant to the Employment Agreement, Mr. Gosch shall be eligible to earn a bonus each year in an amount up to 40% of his then-current base salary (or such other amount as may otherwise be determined by the Company’s Board of Directors), subject to the performance criteria established annually by the Company’s Board of Directors, provided that Mr. Gosch shall receive a guaranteed bonus for his performance for the remainder of 2004 of $15,000 payable in the first quarter of 2005. Mr. Gosch shall also receive a signing bonus of $28,500 and certain other perquisites and shall be eligible to participate in the benefit and deferred compensation plans of the Company generally available to executive officers of the Company. In addition, should Mr. Gosch be terminated by the Company without cause or following a change in control, or by Mr. Gosch under certain circumstances, he would be entitled to certain severance pay and other benefits as described in the Employment Agreement. The Employment Agreement also contains certain confidentiality, non-competition, non-solicitation and assignment of inventions provisions.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, effective as of October 25, 2004.

99.1	Press Release dated October 22, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: October 22, 2004	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer